EXHIBIT K

                                   AUDIUM NOTE

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF LEGAL COUNSEL IS DELIVERED TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, AND TO CERTAIN OTHER LIMITATIONS ON TRANSFER SET FORTH THEREIN AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF OR ENCUMBERED, EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. A TRANSFEREE OF THIS NOTE OR THE SECURITIES ISSUABLE HEREUNDER SHALL BE BOUND BY SUCH AGREEMENT. UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE, THE COMPANY WILL PROVIDE THE RECORD HOLDER OF THIS NOTE OR THE SECURITIES ISSUABLE HEREUNDER WITH A COPY OF SUCH AGREEMENT.

                                 PROMISSORY NOTE

$400,000.00                                                        April 9, 2001

         FOR VALUE RECEIVED, the undersigned, AUDIUM CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of Fonix Corporation ("Payee") at 60 East South Temple, Salt Lake City, Utah 84111 (or such other place as Payee may from time to time designate), the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00), together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to 5% (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days), compounded annually; provided that, in no event shall the interest rate hereunder exceed the highest rate permitted by law.

         1. Funding of Note by Payee. On or about February 28, 2001, Payee loaned Maker $200,000, which was evidenced by a promissory note Maker executed and delivered to Payee in the amount of such loan, bearing interest at the rate of 12% per annum (the "Old Note"). In connection with the execution and delivery of this Promissory Note (the "Note"), Payee will deliver to Maker the Old Note. In exchange for cancellation and delivery of the Old Note by Payee, Maker and Payee agree to transfer the $200,000 outstanding under the Old Note, plus $2,400 in accrued and unpaid interest under the Old Note, to this Note (collectively, the "First Advance"). On May 1, 2001 (the "Second Advance Date"), Payee shall advance to Maker, in cash or other immediately available funds, $197,600, to satisfy Payee's funding obligation under this Note.

         2. Payment, Maturity Date. Interest on the First Advance shall accrue from the date of this Note to the Second Advance Date. Interest on the entire amount evidenced by this Note shall accrue from the Second Advance Date until this Note and all accrued interest are paid in full. The outstanding principal amount of this Note and all accrued but unpaid interest shall be payable in full on April 9, 2005 (or earlier as set forth in Sections 3 and 5). All past due principal of, and accrued interest on, this Note shall bear interest from maturity (stated, by acceleration, or otherwise) until indefeasibly paid in full at the lesser of 12% or the highest rate permitted by law.

         3.       Conversion.

                  (a) Mandatory Conversion. The outstanding principal balance and unpaid accrued interest evidenced by this Note shall be converted into fully paid and nonassessable shares of Series A Preferred Stock (as defined in Maker's Certificate of Designation ("Certificate") filed with the Delaware Secretary of State on April 9, 2001) in accordance with Section 3(b) in lieu of payment under Section 2 (a "Mandatory Conversion") upon the occurrence of any of the following events (individually, a "Triggering Event"):

                           (i) the  completion by Maker of a Funding (as defined
                  in Section 4) with aggregate net proceeds to Maker of at least $2,000,000 resulting from a single transaction (including a series of financings or payments intended to be part of a single transaction) (a "Qualified Funding") on or before October 6, 2002;

                           (ii) in the event that Maker's aggregate revenues, on
                  a cash basis, for the months of July, August and September, 2002, are not less than $750,000;

                           (iii) in the  event of a  voluntary  sale by Maker of
                  all or substantially all of the assets of Maker in which the holders of the Series A Preferred Stock are paid in full the Liquidation Preference (as defined in the Certificate);

                           (iv) in the  event of a merger  or  consolidation  of
                  Maker in which the holders of the Series A Preferred Stock are paid in full the Liquidation Preference (as defined in the Certificate);

                           (v) in the  event of a firm  commitment  underwritten
                  public offering pursuant to a registration statement filed under the Securities Act, with an initial "Price to the Public" of at least $10.00 per share and aggregate offering proceeds to Maker of not less than $25,000,000 (net of underwriting discounts and commissions); or

                           (vi) the  occurrence  of an "Event of Default"  under
                  that certain Promissory Note in the original principal amount of $2.6 million executed by Payee in favor of Maker on or about the date hereof or the related Security Agreement in which Payee is the Debtor (the "Fonix Security Agreement").

                  (b) Conversion Formula. Upon the occurrence of a Triggering Event, Maker shall provide Payee written notice of the occurrence of such event. In the event of a Mandatory Conversion, this Note shall automatically be converted, in whole but not in part, in lieu and in satisfaction of the principal and accrued but unpaid interest due and payable at such time, into that number of fully paid and nonassessable shares of Series A Preferred Stock as is equal to the quotient of the unpaid principal amount of this Note plus the accrued but unpaid interest hereon divided by the Conversion Price (as defined in Section
         4).

                  (c) Conversion Procedures. At the time of Mandatory Conversion, Payee shall surrender this Note to Maker at its principal executive offices, accompanied by proper instruments of transfer to Maker or in blank, and the name or names (with address) in which a certificate or certificates for Series A Preferred Stock are to be issued. Maker shall, as soon as practicable after compliance with all conditions herein contained, deliver at such office to Payee, certificates for the number of full shares of Series A Preferred Stock to which it shall be entitled. Such Mandatory Conversion shall be deemed to have been made as of the date of such surrender of this Note, and the person or persons entitled to receive Series A Preferred Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Series A Preferred Stock shall be issued upon conversion of this Note. All calculations of the number of shares of Series A Preferred Stock to be issued upon conversion of this Note shall be rounded to the nearest whole share.

                  (e) Reservation of Shares; Transfer Taxes; Etc. Maker shall, at the time of the conversion of this Note, have available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Series A Preferred Stock and other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of this Note. Maker shall pay any and all documentary, stamp or similar issue or other taxes that may be payable in respect of any issue or delivery of shares of Series A Preferred Stock or other securities upon conversion of this Note by Payee. Maker shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Series A Preferred Stock in a name other than that of Payee at the time of conversion, and until the payment of such tax, shall not be required to issue such certificates representing Series A Preferred Stock.

         4. Defined Terms. As used in this Note, the following terms have the respective meanings set forth below:

                  (a) "Conversion Price" shall mean $1.46 (as may be adjusted in accordance with the definition of Series A Conversion Price set forth in the Certificate).

                  (b) "Funding" shall mean any sale or issuance by Maker of any class or series of capital stock or any note or debenture pursuant to a private or public round of financing (which could include options, warrants or other rights to acquire such or similar stock or instruments after the date of this Note).

         5. Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any one or more of the following events of default (each an "Event of Default"):

                  (a) the failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this Note as and when the same becomes due and payable in accordance with the terms hereof within ten days of written notice by Payee of such non-payment;

                  (b) the occurrence of an Event of Default under that certain Security Agreement dated as of even date herewith by and between Payee, as Secured Party, and Maker, as Debtor (the "Security Agreement"), and the continuation of such Event of Default for a period of 30 days after written notice thereof is delivered by Payee to Maker; or

                  (c) Maker shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (meaning the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally), or (iii) be made the subject of any involuntary proceeding provided for by any Debtor Relief Law that could suspend or otherwise materially affect any of the rights of the holder hereof.

         Upon the occurrence of an Event of Default, the holder of this Note may
(a) offset against this Note any sum or sums owed by the holder hereof to Maker, and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Maker in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Maker in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.

         6. Security Agreement and License Agreement. This Note is secured by the Collateral (as defined in the Security Agreement), as well as the license (the "License") granted to Payee in Maker's technology, as more particularly described in the License Agreement between Maker and Payee of even date herewith (the "License Agreement"). In the event of Mandatory Conversion pursuant to
Section 3 above, or Maker's payment of the outstanding principal balance and accrued and unpaid interest in accordance with Section 2 above, Maker's right, title and interest in and to the Collateral (including the Security Agreement) and the License shall automatically and immediately terminate.

         7. Prepayment. Except as expressly set forth in Section 3 above, Maker shall have no right to prepay the outstanding principal balance or accrued interest evidenced by this Note.

         8. No Impairment. Maker will not, by amendment of its Amended Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, intentionally avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed hereunder by Maker but will at all times in good faith assist in the carrying out of all the provisions of this Note.

         9. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

         10. Waiver. Maker, and any other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         11. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof on account of such collection.

         12. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED PURSUANT THERETO) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. Severability. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

         15. Assignment. This Note, or any portion hereof, may not be assigned by Payee without the consent of Maker unless such assignment is to an affiliate of Payee. Any such assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws.

         16. Limitation on Interest. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Delaware or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.


                                        AUDIUM CORPORATION


                                        By:
                                        Name:       Michael L. Bergelson
                                        Title:      President

                                        Address: 150 Lafayette Street, Suite 900
                                                 New York, New York 10013

                                                 Phone:      (212) 609-4000
                                                 Fax:        (646) 349-4820